   As filed with the Securities and Exchange Commission on February 14, 1997
                           Registration No. 333-1060

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                       TO
                                    FORM S-3
                             REGISTRATION STATEMENT
                                     Under
                           The Securities Act of 1933


                        HEFTEL BROADCASTING CORPORATION
             (Exact name of registrant as specified in its charter)
                     6767 West Tropicana Avenue, Suite 102
                            Las Vegas, Nevada 89103
                                 (702) 367-3322
         (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

            Delaware                                       4832                                      99-0113417
(State or other jurisdiction of                (Primary Standard Industrial               (I.R.S. Employer Identification
 incorporation or organization)                Classification Code Number)                            Number)

            L. Lowry Mays, President and Co-Chief Executive Officer
                        Heftel Broadcasting Corporation
                          200 Concord Plaza, Suite 600
                           San Antonio, Texas  78216
                                 (210) 822-2828
          (Name and address, including zip code, and telephone number, including area code, of agent for service)

                                   Copies to:

                          Frederick W. Gartside, Esq.
                     Jeffer, Mangels, Butler & Marmaro LLP
                            2121 Avenue of the Stars
                                   10th Floor
                         Los Angeles, California 90067
                                 (310) 203-8080


         Approximate Date of Commencement of Proposed Sale to the Public: As soon as practicable after this Registration Statement becomes effective.

         If the securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

         If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

                             EXPLANATORY PARAGRAPH



                 This registration statement was effective February 26, 1996. The purpose of this post-effective amendment is to deregister 2,156,799 shares of Class A Common Stock which have not been sold pursuant to this registration statement. All other shares of Class A Common Stock subject to this registration statement were sold.





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



                                   SIGNATURES

                 Pursuant to the requirements of the Securities Act of 1933, the Registrant has duly caused this Post-Effective Amendment No. 1 to Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Antonio, State of Texas on the 14th day of February, 1997.

                                       HEFTEL BROADCASTING CORPORATION


                                       By: /s/ L. Lowry Mays
                                          -------------------------------------
                                           L. Lowry Mays
                                           President and Chief Executive Officer


                 Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


            Name                                       Title                                     Date
            ----                                       -----                                     ----
 /s/  L. Lowry Mays                           President, Chief Executive Officer and        February 14, 1997
 ------------------------                     Director
 L. Lowry Mays



 /s/ John T. Kendrick                         Senior Vice President and Chief Financial     February 14, 1997
 -----------------------
 John T. Kendrick                             Officer (Principal Financial and
                                              Accounting Officer)

 -----------------------                      Director                                      February __, 1997
 Ernesto Cruz


 /s/ B.J. McCombs
 -----------------------                      Director                                      February 14, 1997
 B.J. McCombs

 /s/ James M. Raines
 -----------------------                      Director                                      February 14, 1997
 James M. Raines


 /s/ John H. Williams
 -----------------------                      Director                                      February 14, 1997
 John H. Williams





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